EXHIBIT 10.3
COMMENCEMENT DATE MEMORANDUM
     THIS MEMORANDUM is made and entered into as of January 25, 2007 by and between PC 101, INC., a Delaware corporation, as Landlord, and SXC HEALTH SOLUTIONS, INC., a Texas corporation, as Tenant.
RECITALS:
     A. Landlord and Tenant are parties to a certain Multi-Tenant Lease Agreement dated as of April 12, 2006, as amended by that certain First Amendment to Multi-Tenant Lease Agreement dated as of July 24, 2006 (“Lease”), relating to certain premises (“Premises”) located in the building commonly known as “Opus Pima Center II”, located at the northwest corner of Via de Ventura Boulevard and Loop 101 Pima Freeway in Scottsdale, Arizona (“Building”).
     B. All capitalized terms not otherwise defined in this Memorandum have the meanings given them in the Lease.
     C. Landlord and Tenant desire to confirm certain facts regarding the Lease, including the Commencement Date, the size of the Premises and Building, the monthly Basic Rent installment amounts, and the date the initial Term of the Lease expires and the notice date(s) and expiration date(s) of any extension periods provided to Tenant under the Lease.
ACKNOWLEDGMENTS:
     Pursuant to Section 1.2 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:
     1. The Commencement Date under the Lease is October 6, 2006.
     2. The Premises contains 9,623 rentable square feet and 9,361 usable square feet.
     3. The Building contains 40,712 rentable square feet.
     4. Monthly installments of Basic Rent:

Months	Basic Rent
1—4	$0.00
5—64	$13,592.49
     5. Initial Tenant’s Share of Property Expenses Percentage: 23.64%.
     6. The initial Term of the Lease expires on February 29, 2012, unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.
     7. Tenant must exercise its right to extend the Term, if at all, by notifying Landlord no later than May 31, 2011, subject to the conditions and limitations set forth in the Lease.
     8. If so extended, the Term will expire on February 28, 2017, unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.
     Landlord and Tenant have each caused this Memorandum to be executed and delivered by their duly authorized representatives as of the day and date first written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

LANDLORD: PC 101, INC., a Delaware corporation
By	/s/ Thomas W. Roberts
	Name:	Thomas W. Roberts
	Title:	President

TENANT: SXC HEALTH SOLUTIONS, INC., a Texas corporation
By	/s/ Jeff Park
	Name:	JEFF PARK
	Title:	CFO